UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2014

PERRIGO COMPANY PLC

(Exact name of registrant as specified in its charter)

Ireland	333-190859	Not Applicable
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +353 1 6040031

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Financing Matters

As previously reported, on November 8, 2013, Perrigo Company plc (f/k/a Perrigo Company Limited) (the “Issuer”), issued $500,000,000 aggregate principal amount of its 1.30% Senior Notes due 2016 (the “2016 Notes”), $600,000,000 aggregate principal amount of its 2.30% Senior Notes due 2018 (the “2018 Notes”), $800,000,000 aggregate principal amount of its 4.00% Senior Notes due 2023 (the “2023 Notes”) and $400,000,000 aggregate principal amount of its 5.30% Senior Notes due 2043 (the “2043 Notes” and, together with the 2016 Notes, the 2018 Notes and the 2023 Notes, the “Notes”) pursuant to an indenture, dated as of November 8, 2013, among the Issuer, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Indenture”), governing the Notes. Effective December 18, 2013, Perrigo Company, an indirectly owned subsidiary of the Issuer, L. Perrigo Company, PBM Nutritionals, LLC, PBM Products, LLC, PBM International Holdings, LLC, PBM Foods, LLC, PBM China Holdings, LLC, Paddock Laboratories, LLC, Perrigo New York, Inc., Sergeant’s Pet Care Products, Inc., Velcera, Inc., FidoPharmBrands, LLC, FidoPharm, Inc., Meridian Animal Health, LLC, Perrigo Company of South Carolina, Inc., Perrigo International, Inc., Perrigo API USA, Inc. (f/k/a ChemAgis USA, Inc.), Perrigo Diabetes Care, LLC, Perrigo Pharmaceuticals Company, Perrigo Florida, Inc., SPC Trademarks, LLC, Pet Logic, L.L.C., LoradoChem, Inc., Perrigo Sourcing Solutions, Inc., Perrigo Sales Corporation, Perrigo Research & Development Company, P2C, Inc., Perrigo Company of Tennessee Inc., Cobrek Pharmaceuticals, Inc., PBM Holdings LLC and PBM Canada Holdings, LLC (each a “Perrigo Guarantor”, and collectively the “Perrigo Guarantors”) executed a supplemental indenture and became guarantors of the Notes. Effective February 14, 2014, Elan Corporation Limited, Elan Holdings Limited, Elan Pharma International Limited, Elan Regulatory Holdings Limited, Elan Science Five Limited, Keavy Finance Limited and The Institute Of Biopharmaceutics Limited (each an “Elan Guarantor”, and collectively the “Elan Guarantors”) executed a second supplemental indenture and became guarantors of the Notes.

Registration Rights Agreement

Effective February 14, 2014, the Elan Guarantors, executed joinder agreements to a guarantee agreement and became party to the previously disclosed registration rights agreement with respect to the Notes.

Item 8.01.	Other Events.

On February 14, 2014, the Elan Guarantors executed joinder agreements pursuant to which the Elan Guarantors became guarantors of the Issuer’s obligations under (i) the Term Loan Credit Agreement, dated as of September 6, 2013, by and among Perrigo Company Limited (formerly known as Blisfont Limited), the lenders from time to time party thereto, Barclays Bank PLC, as Administrative Agent, and HSBC Bank USA, N.A., as Syndication Agent and (ii) the Revolving Credit Agreement, dated as of September 6, 2013, by and among Perrigo Company Limited (formerly known as Blisfont Limited), the lenders from time to time party thereto, Barclays Bank PLC, as Administrative Agent, and HSBC Bank USA, N.A., as Syndication Agent (the Term Loan Credit Agreement together with the Revolving Credit Agreement, the “Permanent Credit Facilities”). As of February 14, 2014, the Permanent Credit Facilities are guaranteed by the Perrigo Guarantors and the Elan Guarantors.

Item 9.01.	Financial Statements and Exhibits.

(d) List of Exhibits

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated February 14, 2014 to the Indenture dated as of November 8, 2013, among the Issuer, the guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY PLC
(Registrant)

Dated: February 20, 2014	By:	/s/ Todd W. Kingma
Todd W. Kingma
Executive Vice President

Index of Exhibits

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated February 14, 2014 to the Indenture dated as of November 8, 2013, among the Issuer, the guarantors named therein and Wells Fargo Bank, National Association, as Trustee.